United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2019

HOUSTON AMERICAN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-222-6966

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HUSA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement

On September 18, 2019, Houston American Energy Corp. (the “Company”) entered into Bridge Loan Agreements (the “Bridge Loan Agreement”) with the Company’s Chief Executive Officer and principal shareholder pursuant to which the Company issued promissory notes (the “Bridge Loan Notes”) in the principal amount of $621,052 and warrants (the “Warrants”) to purchase common stock. The aggregate consideration received by the Company for the Bridge Loan Notes and Warrants was $590,000.

Bridge Loan Notes

The Bridge Loan Notes are unsecured obligations bearing interest at 12.0% per annum and payable interest only on the last day of each calendar month with any unpaid principal and accrued interest being payable in full in 120 calendar days.

The Bridge Loan Notes are subject to mandatory prepayment from and to the extent of (i) 100% of net proceeds received by the Company from any sales, for cash, of equity or debt securities (other than Bridge Loan Notes) of the Company, (ii) 100% of net proceeds received by the Company from the sale of assets (other than sales in the ordinary course of business); and (iii) 75% of net proceeds received from the sale of oil and gas produced from the Company’s Hockley County, Texas properties. Additionally, the Company has the option to prepay the Bridge Loan Notes, at its sole election, without penalty.

Warrants

The Warrants are exercisable for a period of ten years to purchase shares of common stock at $0.197 per share and subject to standard adjustments to reflect stock splits, reverse stock splits and stock dividends.

Each Warrant evidences a right to purchase two shares of common stock for each dollar of consideration paid for Bridge Loan Notes, or an aggregate of 1,180,000 shares.

The foregoing is qualified in its entirety by reference to the forms of Bridge Loan Agreement, Bridge Loan Note and Warrant filed herewith as Exhibits 10.1, 10.2 and 10.3.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information relating to the Bridge Loan Agreement and Bridge Loan Notes included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

See Item 1.01 above regarding the sale of Bridge Loan Notes and Warrants.

Proceeds from the sale of the Bridge Loan Notes will be used to pay for the acquisition of a 20% working interest in 5,871 gross acres in the Northern Shelf of the Permian Basin.

The Bridge Loan Notes and Warrants were offered and sold in a private placement transaction (the “Offering”) pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506(b) promulgated thereunder. Each of the investors is an affiliate of the Company and represented that it is an “accredited investor”, as defined in Rule 501 promulgated under the Securities Act.

No placement agents, underwriters or finders participated in the Offering and no commissions or similar fees were paid in connection with the Offering.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities. At the time of their issuance, the Bridge Loan Notes, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act, or any applicable state securities laws and may not be offered or sold in the United States, absent registration or an applicable exemption from such registration requirements.

Pursuant to the Warrant, the Company granted certain “piggyback” registration rights” to the Warrant holders.

Item 7.01.	Regulation FD Disclosure.

Houston American Energy Corp. (the “Company”) issued a press release on September 20, 2019 announcing financing and completion of the acquisition of additional acreage in the Permian Basin. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Form of 2019 Bridge Loan Agreement

10.2	Form of 2019 Bridge Loan Note

10.3	Form of 2019 Warrant

99.1	Press release, dated September 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.
Dated: September 20, 2019

	By:	/s/ James Schoonover
	Name:	James Schoonover
	Title:	Chief Executive Officer